As filed with the Securities and Exchange Commission on September 6, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

under

The Securities Act of 1933

VOCERA COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	3669	94-3354663
(State or other jurisdiction of incorporation or organization)	(Primary standard industrial code number)	(I.R.S. employer identification no.)

525 Race Street

San Jose, CA 95126

(408) 882-5100

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Robert J. Zollars

Chairman and Chief Executive Officer

Vocera Communications, Inc.

525 Race Street

San Jose, CA 95126

(408) 882-5100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gordon K. Davidson, Esq. Daniel J. Winnike, Esq. Fenwick & West LLP 801 California Street Mountain View, CA 94041 (650) 988-8500	Jay M. Spitzen, Esq. General Counsel and Corporate Secretary Vocera Communications, Inc. 525 Race Street San Jose, CA 95126 (408) 882-5100	Eric C. Jensen, Esq. Matthew B. Hemington, Esq. John T. McKenna, Esq. Cooley LLP Five Palo Alto Square 3000 El Camino Real Palo Alto, CA 94304 (650) 843-5000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-183546

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Aggregate Offering Price Per Share	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Common Stock, par value $0.0003 per share	373,750	$28.75	$10,745,313	$1,232

(1)	Includes 48,750 shares that the underwriters have the option to purchase.
(2)	The Registrant is registering 373,750 shares pursuant to this Registration Statement, which shares are in addition to the 5,175,000 shares registered pursuant to the Form S-1 Registration Statement (Registration No. 333-183546).
(3)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended.

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933.

EXPLANATORY NOTE AND INCORPORATION OF
CERTAIN INFORMATION BY REFERENCE

Vocera Communications, Inc., a Delaware corporation (the “Company”), is filing this Form S-1 Registration Statement to register additional shares of its common stock, par value $0.0003 per share, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement includes (i) the registration statement facing page, (ii) this page, (iii) the signature page, (iv) an exhibit index, (v) an opinion of Fenwick & West LLP, the Company’s law firm, regarding the legality of the securities being registered and a related consent, (vi) the consent of PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, and (vii) the consent of Pershing Yoakley & Associates, P.C., independent accountants.

This Registration Statement relates to the Company’s Form S-1 Registration Statement, as amended (File No. 333-183546), initially filed by the Company on August 24, 2012 and declared effective by the Securities and Exchange Commission on September 6, 2012. The Company is filing this Registration Statement for the sole purpose of increasing the aggregate number of shares of common stock offered by certain selling stockholders named in the Company’s Form S-1 Registration Statement, as amended (File No. 333-183546), by 373,750 shares, 48,750 of which are subject to purchase upon exercise of the underwriters’ option to purchase additional shares of common stock. Pursuant to Rule 462(b), the contents of the Company’s Form S-1 Registration Statement, as amended (File No. 333-183546), including the exhibits and the powers of attorney thereto, are incorporated by reference into this Registration Statement.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on September 6, 2012.

Vocera Communications, Inc.

By:	/s/ Robert J. Zollars
Robert J. Zollars
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Robert J. Zollars Robert J. Zollars	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	September 6, 2012

/s/ William R. Zerella William R. Zerella	Chief Financial Officer (Principal Financial and Accounting Officer)	September 6, 2012

* Brian D. Ascher	Director	September 6, 2012

* John B. Grotting	Director	September 6, 2012

* Jeffrey H. Hillebrand	Director	September 6, 2012

* Howard E. Janzen	Director	September 6, 2012

* John N. McMullen	Director	September 6, 2012

* Hany M. Nada	Director	September 6, 2012

* Sharon O’Keefe	Director	September 6, 2012

* By:	/s/ Jay M. Spitzen
Jay M. Spitzen Attorney-in-fact

Exhibit index

Exhibit number	Exhibit title

5.01	Opinion of Fenwick & West LLP regarding the legality of the securities being registered.

23.01	Consent of Fenwick & West LLP (included in Exhibit 5.01).

23.02	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.03	Consent of Pershing Yoakley & Associates, P.C., independent accountants.

24.01	Power of Attorney (incorporated by reference to Exhibit 24.01 of the Form S-1 Registration Statement (Registration No. 333-183546)).